UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     December 7, 2005

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50386	98-040164
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building
309 West 7th Street, Suite 1600
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

2005 Long-Term Incentive Plan

On December 7, 2005, the Cano Petroleum, Inc. (the “Company”) stockholders approved the Cano Petroleum, Inc. 2005 Long-Term Incentive Plan (the “Plan”).  The Plan was recommended by the Company’s board of directors and described in the Company’s proxy statement for the 2005 annual meeting.  The Plan authorizes the issuance of up to 1,000,000 shares of the Company’s common stock to key employees, key consultants and outside directors of the Company and its subsidiaries.

The Plan permits the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights and other awards, whether granted singly, or in combination or in tandem.  No Executive Officer (as defined in the Plan) may receive in any calendar year (i) stock options or stock appreciation rights relating to more than 100,000 shares of the Company’s common stock or (ii) restricted stock, restricted stock units, performance awards or other awards that are subject to the attainment of performance goals relating to more than 100,000 shares of the Company’s common stock; provided, however, that all such awards of any Executive Officer during any calendar year may not exceed an aggregate of more than 100,000 shares of the Company’s common stock.

The Plan terminates on December 7, 2015; however, awards granted before that date will continue to be effective in accordance with their terms and conditions.

A copy of the Plan is filed herewith as Exhibit 10.1 hereto.

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits

10.1         Cano Petroleum, Inc. 2005 Long-Term Incentive Plan.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: December 9, 2005

	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Cano Petroleum, Inc. 2005 Long-Term Incentive Plan.